UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 3, 2012, Iridium Communications Inc. (the “Company”) completed its previously announced offering (the “Offering”) of its 7% Series A Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) and issued 1,000,000 shares of Series A Preferred Stock (the “Shares”) in a private offering exempt from the Securities Act of 1933, as amended (the “Securities Act”). See the description of the Series A Preferred Stock in Item 3.03 below, which is incorporated by reference herein.

Item 3.03 Material Modification to the Rights of Security Holders.

The following is a summary description of the powers, preferences and privileges of the holders of shares of Series A Preferred Stock and the general effect of the issuance of such shares on the Company’s other classes of securities.

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, senior to the Company’s common stock.

If the Company is liquidated, dissolved or wound up, holders of shares of the Series A Preferred Stock will be entitled to receive a liquidation preference of $100.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of the Company’s common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights. The Company may only issue equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution and winding-up if it obtains the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights are conferred.

Holders of Series A Preferred Stock will be entitled to receive cumulative cash dividends on the shares of Series A Preferred Stock when, as and if declared from, and including, the date of original issue at a rate of 7% per annum of the $100 liquidation preference per share of Series A Preferred Stock (equivalent to an annual rate of $7.00 per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock will be payable quarterly in arrears, beginning on December 15, 2012. The Series A Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. The Series A Preferred Stock will rank senior to the Company’s common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. Holders of Series A Preferred Stock will generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in other specified circumstances.

Holders of Series A Preferred Stock may convert some or all of their outstanding shares of Series A Preferred Stock initially at a conversion rate of 10.6022 shares of common stock per $100 liquidation preference, which is equivalent to an initial conversion price of $9.43 per share of common stock (subject to adjustment in certain events). Except as otherwise provided, the Series A Preferred Stock will be convertible only into shares of our common stock.

On or after October 3, 2017, the Company may at its option cause some or all of the shares of Series A Preferred Stock to be automatically converted into common stock at the then prevailing conversion rate subject to certain conditions.

On or prior to October 3, 2017, in the event of certain specified fundamental changes, holders of shares of Series A Preferred Stock will have a special right to convert some or all of such shares of Series A Preferred Stock on the fundamental change conversion date into the greater of (i) a number of shares of the Company’s common stock equal to the conversion rate then in effect plus a “make-whole premium” and (ii) a number of shares of the Company’s common stock equal to the lesser of (a) the liquidation preference of the Series A Preferred Stock divided by the market value of the Company’s common stock on the effective date of such fundamental change and (b) 25.4453 (subject to adjustment in the same manner as the conversion rate); provided that the number of shares issuable upon conversion will not exceed 19.9% of the Company’s outstanding common stock at the time of the Offering unless the Company has obtained stockholder approval in accordance with the rules of The NASDAQ Global Select Market. In certain circumstances, the Company may, at its option, elect to cash settle any conversions in connection with a fundamental change.

Holders of shares of Series A Preferred Stock will generally have no voting rights. However, if the Company is in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called by at least 25% of such holders or at the Company’s next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the Company’s board of directors until all unpaid dividends with respect to the Series A Preferred Stock and any other such class or series of preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment, provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of The NASDAQ Global Select Market (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted). In addition, the Company may not make certain material and adverse changes to any rights, preferences, privileges or voting powers of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon the Company’s liquidation that are entitled to similar voting rights. Notwithstanding the foregoing, if any such change materially and adversely affects the rights, preferences, privileges or voting power of the Series A Preferred Stock disproportionately relative to other series of preferred stock on parity with the Series A Preferred Stock, the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock is required.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the statement of the resolutions establishing the Series A Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of the State of Delaware on October 3, 2012, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2012, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

The applicable terms and preferences attached to the Series A Preferred Stock are more fully described in Item 3.03 above and are contained in the Certificate of Designations. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Iridium Communications Inc. filed on October 3, 2012 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 7% Series A Cumulative Perpetual Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: October 3, 2012	By:	/s/ Thomas J. Fitzpatrick

		Name:	Thomas J. Fitzpatrick

		Title:	Chief Financial Officer